EXHIBIT 10.7

                               AMENDMENT NO. 1 TO
                  ASSET PURCHASE AGREEMENT AND ESCROW AGREEMENT

         THIS AGREEMENT is made and entered into as of the /y day of February, 1997, by and between Sanford Brown College, Inc., a Delaware Corporation (f/k/a Whitman Acquisition Corporation) ("Buyer"), James L. Combs, individually and as successor-in-interest to SBC Liquidating, Inc. ("SBC") f/k/a Sanford Brown College, Inc., a Missouri Corporation ("Seller"), Whitman Education Group, Inc. (f/k/a Whitman Medical Corp.) ("Whitman") and Midlantic Bank, N.A., a division of PNC Bank ("Escrow Agent").

                               W I T N E S S E T H

         WHEREAS, Seller, Buyer, James L. Combs and Whitman entered into that certain Asset Purchase Agreement dated November 28, 1994 (the "Purchase Agreement") with respect to the purchase and sale of certain assets and the assumption of certain liabilities of
Seller;

         WHEREAS, as required pursuant to the Purchase Agreement, Buyer, SBC and Escrow Agent entered into an Escrow Agreement, dated December 21, 1994 pursuant to which the purchase price prescribed by the Purchase Agreement was to be held, invested and ultimately disbursed by the Escrow Agent (the "Escrow Agent");

         WHEREAS, pursuant to the Purchase Agreement, Seller has repurchased certain accounts receivable from Buyer by delivery of a Promissory Note in the original principal amount of $195,000.00 (the "Seller's Note"); and

         WHEREAS, the parties now desire to amend certain provisions of the Purchase Agreement and the Escrow Agreement as provided herein.

         NOW, THEREFORE, for and in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Recitals. The above recitals are true and correct and are incorporated herein by this reference.

     2. Capitalized Terms. Capitalized terms used but not defined herein have the same meaning ascribed to said terms in the Purchase Agreement and the Escrow Agreement.

     3. Disbursement of Escrow Fund. The parties hereto acknowledge and agree that as of the date of this Agreement, the Escrow Fund maintained by the Escrow Agent pursuant to the Escrow Agreement contains approximately $6,500,000 in the Missouri Subescrow and 521,512 shares of Whitman Education Group, Inc. common stock, no par value per share (the "Shares") in the Granite City Subescrow.

     3.1 Upon full execution of this Agreement, Seller and Buyer shall execute the joint


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instruction  letter  attached as Exhibit "A" which shall serve to authorize  and direct the Escrow Agent promptly to (a) disburse all of the funds held in the Missouri Subescrow, as follows: (i) to Buyer $643,327, of which $143,327 shall be deemed disbursed on behalf of Seller in full payment and satisfaction of Seller's Note, and $500,000 of which to be received, held and disbursed by Buyer in accordance with the terms of Section 3.2 below, and (ii) the full remaining balance to Seller; and (b) from the Granite City Subescrow disburse 260,756 Shares to Seller. Upon receipt of said funds by Buyer, Buyer shall deliver to Seller the Seller's Note appropriately marked paid in full.

         3.2 The $500,000 of the Missouri Subescrow remitted to Buyer pursuant to Section 3.1(a)(i) above shall be utilized by Buyer solely for payment of liabilities (the "Program Review Liabilities") assessed in connection with those certain program reviews (Reference Numbers 19952070024, 199520711869) initiated by the United States Department of Education (the "Department") with respect to Seller's operation of Sanford- Brown College prior to the sale of assets to Buyer under the Purchase Agreement (the "Program Reviews"), for which Buyer and Seller have jointly retained counsel. Subject to the agreement of the parties with respect to Seller's participation in the resolution of said reviews, and after payment of the Program Review Liabilities by Buyer, any balance of the $500,000 remaining shall be remitted to Seller and any further monies necessary to pay the Program Review Liabilities shall be promptly paid by Seller to Buyer. The $500,000 shall accrue interest at the annual rate of interest earned by the Missouri Subescrow during the month of December, 1996, which interest shall be paid by Buyer and credited to Seller until the disbursement of the $500,000.

         3.3 The remaining 260,756 Shares of the Granite City Subescrow shall remain in escrow and be disbursed upon the joint written instruction of Seller and an authorized officer of Buyer as provided in this Section 3.3. Buyer and Seller acknowledge that on or about January 8, 1997 Buyer received notice from the Department that the official cohort default rate for the Sanford Brown College in Granite City was 41.3% for 1993 (the "1993 Granite City Rate") and the official cohort default rate for 1994 was 22.0% (the "1994 Granite City Rate") and that the Department has notified Buyer that unless a timely appeal is filed, the Department will initiate an action to limit, suspend or terminate (an "L,S&T Action") Granite City's participation in Title IV student loan programs. Buyer hereby agrees to use its best efforts to file and prosecute said appeal.
(i) In the event said appeal is finally determined in favor of Buyer and the 1993 Granite City Rate is revised to less than 40%, or, if, prior to the issuance of the official 1995 cohort default rate for the Granite City campus (the "1995 Granite City Rate") no L,S&T Action is taken against Sanford-Brown College, then Buyer and Seller shall jointly instruct the Escrow Agent to remit all of the Shares to Seller. (ii) If, after appeal (a) the 1993 Granite City Rate remains 40% or above; (b) prior to the issuance of the 1995 Granite City Rate the Department initiates a termination action against Sanford-Brown College or initiates a limitation or suspension action to limit or suspend Sanford-Brown College's participation in federal Title IV programs for a period of six months or more; and (c) Buyer uses its best efforts to contest the termination, suspension or limitation action, as the case may be, but notwithstanding such efforts, the Department prevails in said termination, suspension or limitation action, the Buyer and Seller shall jointly instruct the Escrow Agent to remit all of the Shares to Buyer. (iii) If, after appeal (a) the 1993 Granite City
Rate remains 40% or above; (b) prior to the issuance of the 1995 Granite City Rate the Department initiates a limitation or suspension action against Sanford-Brown College to limit or suspend Sanford-Brown College's participation in federal Title IV programs for a period of less than


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six months;  and (c) Buyer uses its best  efforts to contest the  limitation  or suspension action, as the case may be, but notwithstanding such efforts, the Department prevails in said limitation or suspension action, the Buyer and Seller shall jointly instruct the Escrow Agent to remit to Buyer that number of Shares equal to the number of months the limitation or suspension remains in effect times 43,459 and to remit the remaining Shares to Seller.

                  If as a result of an L,S&T Action, Buyer becomes entitled to receive some or all of the 260,756 Shares, Buyer acknowledges that such Shares shall be received by it as liquidated and stipulated damages and its sole remedy for any breach by Seller of the Purchase Agreement or the Escrow Agreement relating to the 1993 Granite City Rate.

     4. Seller's Indemnification. Except as otherwise specifically provided herein, this Agreement is not intended to enlarge or to diminish the rights of the parties pursuant to the Purchase Agreement or the Escrow Agreement, including specifically the parties' respective rights to indemnification.

     5. Unilateral Chance of the 1994 Official Cohort Default Rate; Appeal of 1993 Official Cohort Default Rate.

                  5.1 Buyer shall prosecute the previously filed appeal of the 1993 official cohort default rate for the Sanford-Brown Missouri campuses in an attempt to have such rate reduced below 25%. Notwithstanding the partial or complete disbursement of the Escrow Fund provided herein, in the event the Department unilaterally amends the official 1994 cohort default rate for the Sanford-Brown Missouri campuses (the "1994 Missouri Rate") to a default rate of 25% or higher, and thereafter, despite Buyer's efforts in prosecuting available appeals to reduce the amended rates for 1993 and 1994 to less than 25%, the appeals are adversely determined and the Missouri campuses are, as a result thereof, declared ineligible for participation in federal Title IV programs, nothing contained herein shall restrict or limit any party from pursuing or advocating its rights under the Purchase Agreement or the Escrow Agreement, and except as may be specifically provided in this Amendment No. 1, no actions taken pursuant to this Amendment shall be construed to modify, interpret or as evidence of a party's intent with respect to the language of those agreements. Buyer shall not, directly or indirectly, initiate or encourage the Department to review the 1994 Missouri Rate.

                  5.2 Notwithstanding the partial or complete disbursement of the Granite City Subescrow provided herein, in the event the Department unilaterally amends the 1994 Granite City Rate to a default rate of 25% or higher, and thereafter, despite Buyer's efforts in prosecuting available appeals to reduce the amended rate to less than 25%, the appeals are adversely determined and the Granite City campus is declared ineligible for participation in federal Title IV programs, nothing contained herein shall restrict or limit any party from pursuing or advocating its rights under the Purchase Agreement or the Escrow Agreement. Buyer shall not, directly or indirectly, initiate or encourage the Department to review the 1994 Granite City Rate.

     6. Taxes. Seller acknowledges and agrees that to the extent any portion of the Escrow Fund disbursed to it under this Amendment (which shall include the $143,327 disbursed on Seller's behalf directly to Buyer in satisfaction of the Seller's Note) includes interest earned, Seller shall report all of such interest to the Internal Revenue Service and


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timely pay any income or other taxes due thereon.  Buyer  represents that it has not and will not report any interest income from the Escrow Account on its tax returns unless required to do so by the Internal Revenue Service. Seller agrees to indemnify Buyer for the amount of any taxes assessed against and paid by Buyer as a result of the Escrow Fund having been maintained under Buyer's Federal Employer Identification Number prior to disbursement; provided, however, that Seller's indemnity under this Section 6 shall survive execution of this Amendment only for so long as Seller shall have the right to seek a refund of any tax that may have already been paid by Seller with respect to the same funds on which Buyer has been taxed and for which indemnification is sought hereunder.

     7. Survival: Conflict. All terms and provisions of the Purchase Agreement and the Escrow Agreement not specifically amended hereby shall remain in full force and effect in accordance with the terms and provisions thereof. Except as otherwise provided herein, in the event of any conflict between the terms and provisions of this Agreement and the respective terms and provisions of either the Purchase Agreement or the Escrow Agreement, the terms and provisions of this Agreement shall govern.

     8. Lease Agreement. Notwithstanding the terms and provisions of this Amendment, that certain Lease Agreement, dated December 21, 1994, by and between Whitman and James Combs, trustee shall remain in full force and effect, in its entirety, in accordance with the terms and provisions thereof.

     9. Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     10.   Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original but all of which shall constitute the same agreement.

     11. Facsimile Signatures. This Agreement and any document or schedule required hereby may be signed by facsimile signature which shall be considered legally binding for all purposes.

     12. Interpretation. This Agreement shall be governed by and construed and enforced in accordance with the laws of New Jersey without regard to conflicts of laws principles. No provision of this Amendment shall be interpreted for or against any party solely because that party or that party's representative drafted such provision.

         IN WITNESS WHEREOF, the parties hereto have caused their signatures to be affixed to this Agreement as of the date first above written.

                                  SANFORD BROWN COLLEGE, INC.
                                  (f/k/a Whitman Acquisition Corporation)

                                  By: /S/ RANDY S. PROTO
                                  ============================================
                                  RANDY S. PROTO

                                  JAMES L. COMBS, individually and as
                                  successor-in-interest to SBC
                                  LIQUIDATING, INC. f/k/a Sanford Brown
                                  College, Inc.

                                  /S/ JAMES L. COMBS
                                  ============================================


                                  MIDLANTIC BANK, N.A., a division of PC BANK

                                  /S/ BENNETT A. GROO
                                  =============================================
                                  BENNETT A. GROO, TRUST OFFICER


                                  WHITMAN EDUCATION GROUP, INC.
                                  (f/k/a Whitman Medical Corp.)

                                  =============================================
                                  /S/ RANDY S. PROTO
                                  RANDY S. PROTO, PRESIDENT


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